REGISTRATION AND REPORTING UNDER
THE SECURITIES EXCHANGE ACT OF 1934
CURRENT REPORTS ON FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   September 15, 2004

    Berkshire Income Realty, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Beacon Street, Boston, Massachusetts		02108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (617) 523-7722

   Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 15, 2004, the operating partnership of the Registrant, Berkshire Income Realty – OP, L.P. (“BIR-OP”), through a to be formed joint venture with an affiliate of Equity Resources Investments, L.L.C. (“ERI”), entered into four Purchase and Sale Agreements with Capital Realty Investors-II Limited Partnership (“CRI-II”) and the following general partners of the limited partnerships set forth below, all unrelated third parties (collectively the “Seller”) to purchase 100% of the outstanding limited and general partner interests (collectively the “Interests”) in the following limited partnerships, at the purchase prices set forth below:

Partnership	Multifamily Apartment Community	Units	General Partner	Purchase Price
Arrowhead Apartments Associates Limited Partnership(Palatine, IL)	Arrowhead Apartments	200	C.R.H.C., Incorporated	$1,313,392
Blackburn Limited Partnership (Burtonsville, MD)	Country Place I Apartments	192	CRICO Limited Partnership of Burtonsville	$7,769,720
Second Blackburn Limited Partnership (Burtonsville, MD)	Country Place II Apartments	120	CRICO Limited Partnership of Burtonsville	$5,054,677
Moorings Apartments Associates Limited Partnership (Roselle, IL)	Moorings Apartments	216	C.R.H.C., Incorporated	$ 416,455

The terms of the joint venture have not been finalized. However, under the proposed terms, BIR-OP will own a 58% interest as managing member and ERI will own the remaining 42%, all profits and losses will be shared on a pro rata basis.

An affiliate of ERI currently hold over 20% of the outstanding interests in CRI-II.

Each Purchase and Sale agreements provide for an inspection period of thirty (30) days and calls for closing 2 days after the date the conditions precedent to closing have been satisfied. In each case, the buyer may, upon the posting of additional deposit monies, extend the closing date by up to ninety (90) days.

Among other things, each Purchase and Sale Agreement is conditioned upon the satisfaction of any and all contingencies affecting the other Purchase and Sale Agreements. Further, the transactions contemplated by each Purchase and Sale Agreement must be consummated contemporaneously with the closings of the transactions contemplated by each of the other Purchase and Sale agreements.

To secure the potential remedies of the purchaser in the event of adverse claims after closing, the Purchase and Sale Agreements provide for the escrow of $1,000,000 of the aggregate purchase prices for all of the Interests for the six month period following the closing date and $500,000 for the six month period thereafter (or, in the event a claim is asserted, until such time as it is resolved by agreement or by adjudication.

The Registrant has not completed its inspections of the properties owned by the limited partnerships from whom the joint venture has agreed to purchase the Interests and there is no assurance that the contemplated purchases will occur.

Item 9.01. Financial Statements and Exhibits

Exhibits

Exhibit 1.1	Purchase and Sale Agreement dated September 14, 2004, related to Arrowhead Apartments Associates Limited Partnership, between Capital Realty Investors-II Limited Partnership, C.R.H.C., Incorporated, BIR/ERI LP Arrowhead, L.L.C. and BIR/ERI GP Arrowhead, L.L.C.

Exhibit 1.2	Purchase and Sale Agreement dated September 14, 2004, related to Blackburn Limited Partnership, between Capital Realty Investors-II Limited Partnership, CRICO Limited Partnership of Burtonsville, BIR/ERI LP Country Place I, L.L.C. and CIR/ERI GP Country Place I, L.L.C.

Exhibit 1.3	Purchase and Sale Agreement dated September 14, 2004, related to Second Blackburn Limited Partnership, between Capital Realty Investors-II Limited Partnership, CRICO Limited Partnership of Burtonsville, BIR/ERI LP Country Place II, L.L.C. and CIR/ERI GP Country Place II, L.L.C.

Exhibit 1.4	Purchase and Sale Agreement dated September 14, 2004, related to Moorings Apartments Associates Limited Partnership, between Capital Realty Investors-II Limited Partnership, C.R.H.C., Incorporated, BIR/ERI LP The Moorings, L.L.C. and BIR/ERI GP The Moorings, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Income Realty, Inc.
September 21, 2004	By: /s/ David C. Quade
David C. Quade
President